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                       1,085,296 SHARES OF COMMON STOCK
                          OFFERED PURSUANT TO RIGHTS
                        DISTRIBUTED TO SHAREHOLDERS OF
                             HURCO COMPANIES, INC.

                                                                   June 6, 1996

To Our Clients:

  Enclosed for your consideration is a Prospectus, dated June 6, 1996, and the Instructions for Completing Subscription Certificates relating to the offer by Hurco Companies, Inc. (the "Company") of 1,085,296 shares of common stock, no par value (the "Common Stock"), of the Company, at a subscription price of $4.63 per share, pursuant to nontransferable subscription rights (the "Rights") distributed to holders of record of Common Stock as of the close of business on June 5, 1996 (the "Record Date").

  As described in the accompanying Prospectus, you will receive .20 of a nontransferable Right for each share of Common Stock carried by us in your account as of the Record Date. Each whole Right will entitle you to subscribe for one share of Common Stock (the "Basic Subscription Privilege") at a subscription price of $4.63 per share (the "Subscription Price"). In addition, if you elect to exercise the Basic Subscription Privilege in full, you will also be entitled to subscribe, subject to proration, for up to 1,085,296 additional shares of Common Stock at the Subscription Price (the "Oversubscription Privilege"). Brynwood Partners Limited Partnership ("Brynwood I"), the holder of 1,390,001 shares of Common Stock, has advised the Company that it does not intend to exercise any of its Rights. In lieu thereof, Brynwood Partners II L.P. ("Brynwood II"), an affiliate of Brynwood I, has agreed to purchase from the Company and the Company has agreed to sell to Brynwood II, at the Subscription Price, all of the 278,001 shares that otherwise would have been available for purchase by Brynwood I pursuant to exercise of its Basic Subscription Privilege. If the number of shares of Common Stock available (the "Excess Shares") after (i) the sale to Brynwood II of the shares that otherwise could have been purchased by Brynwood I and (ii) the satisfaction of all subscriptions pursuant to exercise of the Basic Subscription Privilege by stockholders other than Brynwood I is insufficient to satisfy in full all elections to exercise the Oversubscription Privilege, the Excess Shares will be allocated among holders who have exercised their Oversubscription Privilege, pro rata, in the same ratio that the number of shares subscribed for by each such holder pursuant to exercise of the Oversubscription Privilege bears to the total number of shares subscribed for by all such holders pursuant to exercise of the Oversubscription Privilege. No fractional shares will be issued.

  THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISE OF RIGHTS MAY BE MADE BY ONLY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares of Common Stock to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus and the related Instructions for Completing Subscription Certificates. However, we urge you to read these documents carefully before instructing us to exercise Rights.

  YOUR INSTRUCTIONS SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE IN ORDER TO PERMIT US TO EXERCISE RIGHTS ON YOUR BEHALF IN ACCORDANCE WITH THE PROVISIONS OF THE RIGHTS OFFERING. THE RIGHTS OFFERING WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 3, 1996, UNLESS EXTENDED FOR UP TO THIRTY (30) DAYS BY THE COMPANY. ONCE YOU HAVE EXERCISED A RIGHT, SUCH EXERCISE MAY NOT BE REVOKED.
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  If you wish to have us, on your behalf, exercise the Rights for any shares of Common Stock, please so instruct us by completing, executing and returning to us the instructions form on the reverse side of this letter.

  ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE OFFERING SHOULD BE DIRECTED TO GEORGESON & COMPANY INC., THE INFORMATION AGENT, AT THE FOLLOWING TOLL-FREE TELEPHONE NUMBER: (800) 223-2064.

                                 INSTRUCTIONS

  The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of common stock, no par value (the "Common Stock"), of Hurco Companies, Inc. (the "Company").

  This will instruct you whether to exercise Rights to purchase shares of Common Stock distributed with respect to the Company's Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related Instructions for Completing Subscription Certificates.

Box 1. [_] Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

Box 2. [_] Please EXERCISE RIGHTS for shares of Common Stock as set forth below.

  (a) Number of shares subscribed for pursuant to the Basic Subscription
      Privilege: (a)__________

  (b) Number of shares subscribed for pursuant to the Oversubscription Privilege:/1/ (b)________

  (c) Total shares (sum of lines (a) and (b)): (c)________

  (d) Total Subscription Price (total number of shares subscribed for pursuant to both the Basic Subscription Privilege and the Oversubscription Privilege multiplied by the Subscription Price of $:___:/2/ (d)_______
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  1. To exercise the Oversubscription Privilege, the undersigned must fully exercise the Basic Subscription Privilege. The maximum number of shares that may be subscribed for pursuant to the Oversubscription Privilege is 1,085,296.

  2. If the aggregate Subscription Price paid by an exercising Rights holder is insufficient to purchase the number of shares of Common Stock that such holder indicates are being subscribed for, or if any exercising Rights holder does not specify the number of shares of Common Stock to be purchased, then such Rights holder will be deemed to have exercised first the Basic Subscription Privilege in full and second the Oversubscription Privilege to purchase shares of Common Stock to the full extent of the payment rendered (subject to the limitation on the maximum number of shares permitted and to proration under certain circumstances as described in the Prospectus). If the aggregate Subscription Price paid by an exercising Rights holder exceeds the amount necessary to purchase the number of shares of Common Stock for which the Rights holder has indicated an intention to subscribe, then the Rights holder will be deemed to have exercised first the Basic Subscription Privilege (if not already fully exercised) and second the Oversubscription Privilege to the full extent of the excess payment tendered (subject to the restrictions described above). Any excess funds received in payment of the Subscription Price for shares that are subscribed for by a Rights holder but not allocated to such Rights holder pursuant to the Oversubscription Privilege will be mailed by the Subscription Agent as soon as practicable after the Expiration Time and after all prorations and adjustments as described in the Prospectus have been effected.

  (e) Method of Payment (check and complete appropriate box(es)):

  [_] Enclosing uncertified, certified or cashier's check, bank draft or money
      order in the amount of $     payable to State Street Bank & Trust
      Company, subscription agent.

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  [_]Wire transfer in the amount of $     directed to State Street Bank &
     Trust Company, subscription agent, ABA No. 0110-0002-8, Hurco Companies, Inc. Rights Offering DDA No.: 7608-355-9, Attention: BFDS CST REORG/HRCCM. Indicate name of institution wire transferring funds and name of registered holder: ______________________________________________

  [_]Please deduct payment from the following account maintained by you as follows:

    Type of Account:

    Account No.:

    Amount to be deducted: $

Date:      , 1996

                                          _____________________________________
                                          Signature(s)

                                          _____________________________________
                                          Please print or type name

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